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EXHIBIT 11.1

                         POWERWAVE TECHNOLOGIES, INC.
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                          Three Months Ended                        Year Ended
                                                   -----------------------------------        ----------------------------
EPS CALCULATION AS OF JANUARY 3, 1999

Shares outstanding at September 27, 1998
   and December 28, 1997, respectively....                                  17,245,743                          17,263,713
Shares issued under the Employee Stock
   Purchase Plan..........................                     -                     -            57,400            35,318
Options exercised during the period.......                 3,933                 1,975           228,563           166,198
Shares repurchased during the period......                     -                     -          (300,000)         (287,424)
                                                                           -----------                         -----------
Weighted average common shares - basic....                                  17,247,718                          17,177,805

Net loss at January 3, 1999...............                                 $(7,172,673)                        $(2,965,787)
                                                                           -----------                         -----------
Diluted net loss per share................                                 $     (0.42)                        $     (0.17)
                                                                           ===========                         ===========
Basic net loss per share..................                                 $     (0.42)                        $     (0.17)
                                                                           ===========                         ===========

EPS CALCULATION AS OF January 2, 2000

Shares outstanding at October 3, 1999
  and January 3, 1999, respectively.............                            20,025,351                          17,249,676
Options exercised during the period.............         137,216               105,171           554,914           329,169
Shares issued in public offering................               -                     -         2,000,000         1,637,363
Share issued to fulfill over-allotment..........               -                     -           300,000           236,539
Shares issued under the Employee Stock
  Purchase Plan.................................                                     -            57,977            40,567
                                                                           -----------                         -----------
Weighted average common shares - basic..........                            20,130,522                          19,493,314
Weighted average options issued
  and outstanding as of October 3, 1999.........       2,072,378                               2,021,389
Proceeds........................................     $37,565,163                             $31,735,142
Assumed buyback price...........................     $     61.04                             $     36.13
                                                     -----------                             -----------
Shares bought back with proceeds................         619,462                                 878,324
Assumed shares bought back with non-qualified
  tax benefit utilizing 35.5% tax rate
  (35.8% for full year).........................         516,053                                 412,856
Potential common shares.........................                               936,863                             730,209
                                                                           -----------                         -----------
Total weighted average common shares - diluted..                            21,067,385                          20,223,523
Net income at January 2, 2000...................                           $ 8,391,981                         $20,264,786
                                                                           -----------                         -----------
Diluted net income per share....................                           $      0.40                         $      0.98
                                                                           ===========                         ===========

Basic net income per share......................                           $      0.42                         $      1.02
                                                                           ===========                         ===========
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